As filed with the U.S. Securities and Exchange Commission on
February 1, 2005.                 Registration No. 333-119985
=================================================================

       UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                           FORM SB-2
                        AMENDMENT NO. 1
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              PACIFIC NORTHWEST PRODUCTIONS INC.
  (Exact name of Registrant as specified in its charter)

    NEVADA  	         7812                  20-1334845
(State or other     (Primary Standard        (I.R.S. Employer
 jurisdiction          Industrial             Identification
of incorporation   Classification Code)            Number)
or organization)

              PACIFIC NORTHWEST PRODUCTIONS INC.
                      7164 Scott Road
              Surrey, B.C., Canada   V3W 3M8
                    Tel: (604) 572-9863
(Name, address, and telephone number of registrant's principal executive offices, including zip code)

                  Deljit Bains, President
                     12577 61st Avenue
               Surrey, B.C., Canada   V3X 3L6
                    Tel: (604) 572-9863
                    Fax:(604)  594-9861
 (Name, address, and telephone number of agent for service,
                     including zip code)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box an list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ___

----------------------------------------------------------------------
                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
                                                Proposed
                                   Proposed     Maximum
Title of Each Class                Maximum      Aggregate    Amount of
of Securities      Amount to be Offering Price  Offering  Registration
To Be Registered   Registered(1) Per Share (1)  Price (2)    Fee (2)
----------------------------------------------------------------------
Common Stock  	 500,000 Shares           $ 50,000     $  6.33
---------------------------------------------------------------------
(1)   This price was arbitrarily determined by Pacific Northwest
Productions Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.








THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.





















      SUBJECT TO COMPLETION, DATED ________________, 2004

                           PROSPECTUS

               PACIFIC NORTHWEST PRODUCTIONS INC.
                         500,000 SHARES
                          COMMON STOCK

The selling shareholders named in this prospectus are offering a total of 500,000 shares of our common stock for sale through this Prospectus. Pacific Northwest Productions Inc. will not receive any proceeds from this offering. We have set a fixed offering price of $0.10 per share for the shares of common stock being offered pursuant to this prospectus.

----------------------------------------------------------------------
                                      Proceeds to Selling Shareholders
          Offering Price  Commissions Before Expenses and Commissions
----------------------------------------------------------------------
Per Share    $ 0.10           None                  $0.10
Total        $ 50,000         None                $50,000
----------------------------------------------------------------------
Our common stock is presently not traded on any market or securities exchange.

The sales price will be fixed at $0.10 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin
Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 10 BEFORE BUYING ANY OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.






            Date of Prospectus: ___________________, 2005

                    TABLE OF CONTENTS

                                                    Page No.

Summary of Prospectus . . . . . . . . . . . . . . . . . 5
Risk Factors . . . . . . . . . . . . . . . . . . . . .  6
Risks Related To Our Company . . . . . . . . . . . . .  7
Risks Related to the Purchase of Our Common Stock  . .  9
Use of Proceeds . . . . . . . . . . . . . . . . . . . .10
Determination of Offering Price . . . . . . . . . . . .11
Dilution . . . . . . . . . . . . . . . . . . . . . . . 11
Forward Looking statements . . . . . . . . . . . . . . 11
Selling Security Holders . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . 13
Legal Proceedings . . . . . . . . . . . . . . . . . .  15
Directors, Executive Officers, Promoters and
      Control Persons . . . . . . . . . . . . . . . .  15
Security Ownership of Certain Beneficial Owners
      and Management . . . . . . . . . . . . . . . . . 17
Description of Securities . . . . . . . . . . . . . . .17
Interest of Named Experts and Counsel . . . . . . . . .19
Description of Business . . . . . . . . . . . . . . . .19
Management's Discussion and Analysis or Plan
      of Operations . . . . . . . . . . . . . . . . . .29
Description of Property . . . . . . . . . . . . . . . .32
Certain Relationships and Related Transactions  . . . .32
Market for Common Equity and Related
      Stockholder Matters . . . . . . . . . . . . . . .33
Executive Compensation . . . . . . . . . . . . . . . . 35
Changes in and Disagreements with Accountants . . . . .35
Where You Can Find More Information . . . . . . . . . .36
Financial Statements . . . . . . . . . . . . . . . . . 36






                   (OUTSIDE BACK COVER PAGE)

             DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      SUMMARY OF PROSPECTUS

This summary describes the key or most significant aspects of the offering and our business. It should be read in conjunction with the financial statements and accompanying notes included in this prospectus. We urge you to read the entire prospectus carefully, especially the risks of investing in our securities discussed under Risk Factors, before you decide to buy our securities.

All dollar amounts in this prospectus are in U.S. dollars, unless otherwise stated.

Our Business
------------
We are a development stage company engaged in the business of converting VHS (analog) videotape information to DVD (digital) information, focusing on the individual consumer that has created home movies or other important information on VHS and now wishes to have this information converted to DVD format. We are only in the formative stages and have not fully commenced business operations or earned any revenues to date. We do not anticipate earning revenues until such time as we complete our preliminary plans, finish development of our website and commence production.

 We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public. We estimate that the expenses of the offering will be approximately
$12,250.

Summary Financial Information
-----------------------------
Our financial information as of July 31, 2004, the date of our most recent audit, is summarized below:

Balance Sheet  -  September 30, 2004 (Unaudited)
---------------------------------------------------
Cash in Bank                  $23,111
Total Assets                  $23,111
Total Liabilities             $ 1,065
Total Stockholders' Equity    $22,046

Statement of Operations -  For the period from July 6, 2004
(inception) to September 30, 2004:
----------------------------------
Revenue                          $     0
Net Loss for the Period       $ 7,954
Net Loss Per Share            $  0.01

 Our auditors have expressed substantial doubt as to our ability to continue as a going concern. The $30,000 cash we have in the bank was generated through sales of our securities.

Our fiscal year end is December 31.

We were incorporated on July 6, 2004 under the laws of the State of Nevada. Our principal offices are located at 7164 Scott
Street, Surrey, British Columbia, Canada, V3W 3M8. Our telephone number is (604) 572-9863.

The Offering
------------
The Issuer                   Pacific Northwest Productions Inc.


Selling Shareholders         The selling shareholders are
                             existing shareholders of Pacific
                             Northwest Productions Inc. who
                             purchased shares of restricted
                             common stock from us in July, 2004
                             in private placement transactions.
                             The issue and sale of the shares by
                             us to the selling shareholders was
                             conducted in reliance on an
                             exemption from registration provided
                             under Section 4(2) of the Securities
                             Act of  1933, based upon the fact
                             that the sales were made by the
                             Issuer in transactions not involving
                             any public offering


Securities Being Offered     Up to 500,000 shares of our common
                             stock


Offering Price            Fixed at  $0.10 per share


Minimum Number of Shares
To Be Sold in This Offering  None


Common Shares Outstanding
Before and After the
Offering 1,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.


Use of Proceeds  	           We will not receive any proceeds
                             from the sale of the common stock by
                             our selling shareholders.


                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
 The risk factors below discuss all of the material risks of investing in this offering and you should carefully consider these risks, as well as all of the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY:
----------------------------
1. We have yet to  commence  operations and our accountants
believe there is substantial doubt about the company's ability to continue as a going concern.
-----------------------------------------------------------------
We have incurred a net loss of  $7,954  since inception on July
6, 2004 and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period ended July 31, 2004. If we are not able to achieve revenues, then we may not be able to continue as a going concern. As a result, you could lose any investment you make in our common stock or may never be able to resell any common stock you purchase from our selling shareholders in this offering.

2. Our officers and directors have no experience in the industry we propose to enter, which could result in a total failure of our proposed operations.
---------------------------------------------------------------
Neither Deljit Bains or Davinder Bains, our executive officers and directors, has any formal scientific or technical training in video production, marketing and/or sales. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Consequently, the lack of training and experience of our management in this industry could result in management making decisions that could result in a reduced likelihood of our being able to successfully implement our proposed business with the result that we would not be able to achieve revenues or continue operations. In view of this risk, we will have to rely on the technical services of others to instruct our officers and directors if and when needed. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plans, which could result in a total loss of any investment you make in our common stock.

3. If we are unable to develop a functional and user-friendly website that accurately describes our different VHS videotape conversion to DVD packages, we may not be able to generate revenue and as a result we may not be able to continue our operations.
-----------------------------------------------------------------
 We have contracted out the development of our website to a third party web developer. In addition, we have contracted out to a third party web-hosting firm the web-hosting operations on our website. A preliminary PNP website has been launched, however, if the development process is not completed and a fully operational website launched and hosted in a timely, functional and competitive manner we may not be able to generate revenue and as a result we may not be able to continue with our operations. As a result, you may lose any investment you make in the common stock offered herein.

4. As a result of being in the business of offering VHS videotape analog information conversion to DVD digital information services of consumer's personal information, we may face a higher
potential for liability claims, and if any claims are commenced against us this could result in a failure of our business.
-----------------------------------------------------------------
We will be providing VHS videotape analog information conversion to DVD digital information of consumer's personal information. As a result, we face the risk that claims may be made against us for losses or damages, perceived or real that could have a negative impact on our business. We may be subject to claims for negligence, copyright or trademark infringement, destruction of personal property, or other legal theories relating to the conversion of the VHS videotape analog information contained on the consumer's VHS cassettes. These claims could result in substantial costs and a diversion of our management's attention and resources, regardless of whether we are successful.
Currently, we do not have any insurance coverage. Although we may be able to obtain general liability insurance, that insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.
Any costs or imposition of liability that may not be covered by insurance or in excess of any insurance coverage we may obtain could result in a failure of our business. As a result of these factors, any legal claims, whether or not successful, could seriously damage our reputation and our ability to continue with our operations.

5. As a result of being in the business of offering VHS videotape analog information conversion to DVD digital information services, a change of technology formats or conversion systems could prohibit us from generating any revenue  and as a
result, we may not be able to continue with our operations.
----------------------------------------------------------------
Utilizing software systems to convert analog information to digital information and then record that information onto DVDs is the basis of our business. If there were to be a change in technology formats and DVDs were no longer the commonly accepted format to store digital information, or there were changes to existing conversion software systems that prevented us from converting VHS videotape analog information to DVD digital information, we may not be able to generate any revenue and as a result continue with our operations. Alternatively, any new conversion software may be completely unaffordable to us when introduced to the market. In the event before we would be able to upgrade to any new systems or software, our business could fail and your shares could become worthless.

6. Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may limit our ability to generate revenue and slow our operations.
-------------------------------------------------------------
Our officers and directors have other obligations and time commitments that will prevent them from devoting full-time to our operations. Deljit Bains, our President, CEO, Treasurer and Director devotes approximately 20 hours per week to our operations. Davinder Bains, our Secretary, CFO, Principal Accounting Officer and

Director devotes approximately 20 hours per week to our operations. This lack of full-time commitment could limit our ability to generate revenue and slow our operations, which could result in a total loss of any investment you make in our common stock.

 7. We have no full time employees and no employment agreements with either of our directors or officers and thus we have no assurances of retaining their services and as a result their departure could limit our ability to generate revenue and slow our operations.
--------------------------------------------------------------
We have no full time employees and two part-time employees, Deljit Bains and Davinder Bains, our officers and directors. None of the employees are compensated for their services and we do not have any employment agreements.

8. We have not secured any sources of additional funding and any sources of funds that might be available might be on terms unacceptable to the company and might result in significant dilution to existing shareholders.
---------------------------------------------------------------------
Assuming completion of this Offering and implementation of the Company's proposed business plans, the continued operations of the Company will be dependent upon its ability to generate revenues from operations and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when required, or on terms favorable to the Company. In addition, any future equity funding would most likely result in a further dilution to the subscribers of Shares in this Offering.

RISKS RELATED TO THE PURCHASE OF OUR COMMON STOCK:
-------------------------------------------------
9. No public trading market currently exists for our common stock and none may ever develop; as a result you may not be able to resell you stock.
------------------------------------------------------------------
We intend to apply to the over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. However, there is no guarantee that we will be successful in getting our securities listed and trading in any public market or, if we do, that a public market will ever develop. As a result, there may be no public market, such as stock exchange or electronic trading system, where you could resell your shares.
If you wanted to resell any shares you purchased in this offering, you would have to locate a private buyer and negotiate your own sale.

10. Our securities are subject to Penny Stock rules, which could make it more difficult to resell your shares.
---------------------------------------------------------------------
Our common stock is classified as "penny stock" and, as such, are subject to certain rules and regulations governing the many risks of buying and selling low-priced penny stocks, which may affect your ability to ever resell your shares. The shares offered herein by our selling shareholders are defined as penny stocks under the Securities and Exchange Act of 1934 and rules of the

Securities and Exchange Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in any public market.

 11. Our officers and directors have voting control of our common stock which could result in shareholder decisions being made on maters you may not agree with or that may not necessarily be of benefit to you as a shareholder.
---------------------------------------------------------------------
Because our officers and directors control a large percentage of our common stock, they have the power to control our management.
Our officers and directors together own a total of 1,000,000, or approximately 67% of our issued and outstanding common stock. As such, in accordance with provisions in our articles of incorporation and bylaws, they are able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. The interests of our officers and directors may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our officers and directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers and directors. Also, these officers and directors will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including any possible change in business plans, merger of the Company with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership by our officers and directors may also have the effect of delaying, deferring or preventing a change in control of the Company which may be disadvantageous to minority shareholders.


                      USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                   DETERMINATION OF OFFERING PRICE

The fixed offering price of $0.10 per share was determined by our management and the selling shareholders based on our internal assessment of what we feel the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                            DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                    FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may", "should", "expect", "anticipate", "estimate", "believe", "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                    SELLING SECURITY HOLDERS

The selling security holders named in this prospectus are offering a total of 500,000 shares of our common stock through this prospectus. The selling shareholders acquired their shares of common stock at a price of $0.05 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and completed in July 2004.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering;
   and
5. the identity of the beneficial holder of any entity that owns the shares.
----------------------------------------------------------------------
                                                             Total
                                   Number        Total       Percent
                                   of Shares     Number      Of
                         Shares    to be         of Share    Shares
                         Owned     Offered       Owned       Owned
                         Prior     for           Upon        Upon
                         to        Selling      Completion  Completion
Name and Address of      This      Shareholder's  of this    of this
Selling Stockholder      Offering  Account       Offering    Offering
----------------------------------------------------------------------
Deljit Bains             500,000      0             500,000     33.33%

Davinder Bains           500,000      0             500,000     33.33%

Raminder Badya             6,000     6,000                0         0

Shawn Sandhu              10,000    10,000                0         0

Sukhbir Mann              10,000    10,000                0         0

Taj Badyal                14,000    14,000                0         0

Nav Badyal                14,000    14,000                0         0

Simrit Ollek               6,000     6,000                0         0

Jagtar Basi               12,000    12,000                0         0

Suneet Atwal              10,000    10,000                0         0

Desho Atwal               10,000    10,000                0         0

Rashpail Basi              8,000     8,000                0         0

Chris Bardon              34,000    34,000                0         0

Anthony Borthwick         14,000    14,000                0         0

Derek Clease              30,000    30,000                0         0

Michael Flanigan          38,000    38,000                0         0

Alyson Ford               30,000    30,000                0         0

Norm Funk                 14,000    14,000                0         0

Neil Gaba                 10,000    10,000                0         0

Richard Hayes             20,000    20,000                0         0

Linda Hickey              40,000    40,000                0         0

Alberto Leone             40,000    40,000                0         0

Scott Lindsay             16,000    16,000                0         0

Kristina Reid             26,000    26,000                0         0

John Van Cuylenborg       24,000    24,000                0         0

Lisa Carver               42,000    42,000                0         0

Brian Fearncombe          22,000    22,000                0         0
----------------------------------------------------------------------
Following are the known relationships by and between shareholders and officers, directors and other shareholders of PNP:

Deljit Bains is the sister in law of Davinder Bains
Simrit Ollek is the sister of Deljit Bains and is married to
  Raminder Badyal
Taj Badyal is the brother of Nav Badyal
Deljit Bains is the sister Rashpail Basi
Jagtar Basi is married Rashpail Basi
Suneet Atwal is the niece of Deljit Bains
Desho Atwal is the sister of Deljit Bains

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the selling shareholders: (1) has had a material
relationship with us other than as a shareholder at any time
within the past three years; or (2)	has ever been one of our
officers or directors.

 None of the selling shareholders are broker-dealers or affiliates of a broker-dealer.


                    PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2. In privately negotiated transactions;
3. Through the writing of options on the common stock;
4. In short sales; or
5. In any combination of these methods of distribution.

The sales price is fixed at $0.10 per share. Although we intend to apply for trading of our common stock on the over-the-counter bulletin board, public trading of our common stock may never materialize.

The selling shareholders named in this prospectus may sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, PNP expects the selling stockholders to pay these expenses. We estimate that the expenses of the offering to be borne by us will be approximately $11,250. These offering expenses consist of printing expenses of $250, accounting and audit fees of $2,500, legal fees of $8,000 and miscellaneous expenses of $500. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by them and that there are restrictions on market-making activities by persons engaged in the distribution of securities. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth in this Prospectus with respect to the Plan of Distribution, we will be required to file a post-effective amendment to this registration statement with the Securities and Exchange Commission.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	  Not engage in any stabilization activities in
        connection with our common stock;

2.	  Furnish each broker or dealer through which common
        stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	  Not bid for or purchase any of our securities or
        attempt to induce any person to purchase any of our securities other than as permitted under the Exchange
        Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in the state where such sale is being contemplated. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                     LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

  Name                   Age        Office(s) Held
-----------------------------------------------------------------
Deljit Bains  (1)        39         President, Chief Executive
                                    Officer, Treasurer and
                                    Director

Davinder Bains (1)       30         Secretary, Chief Financial
                                    Officer, Principal
                                    Accounting Officer and
                                    Director

(1)	Deljit Bains is the sister in law of Davinder Bains.

Background Information
----------------------
Following is a brief description of the background and business experience of our officers and directors:

Deljit Bains has been our President, Chief Executive Officer, Treasurer and a Director of our corporation since inception. Deljit graduated from Cariboo College in Kamloops, British Columbia from the
Nursing program in 1985. In 1999, she obtained her Bachelor of Technology Degree in Perioperative Nursing from the British Columbia Institute of Technology. Deljit has worked in the medical and nursing fields since graduation. From 1985 to 1990, she was a general duty nurse and operating room nurse at Royal Inland Hospital in Kamloops, British Columbia, Canada. From 1990 to 1992, she was an operating room nurse at Campbell River

Hospital in Campbell River, British Columbia, Canada. From 1992 to the present, she has been a registered operating room nurse at Richmond Hospital in Richmond British Columbia, Canada. From 1997 to the present, she has also been a Perioperative Clinical Educator at the British Columbia Institute of Technology. From 2001 to the present, she has also been a Surgical Coordinator for surgical services and a Nurse Injector at Yaletown Laser & Cosmetic Surgery Centre in Vancouver, British Columbia, Canada.

Deljit is currently a member in the following associations:

-	Member of Registered Nurses Association of British
      Columbia
-     Member of British Columbia Operating Room Nurses Group
-	Member of Canadian Society of Ophthalmic Registered
      Nurses

Deljit Bains devotes approximately 20 hours per week to the business of our company.

Davinder Bains has been the Secretary, Chief Financial Officer, Principal Accounting Officer and a Director of our corporation since inception. He graduated from Douglas College (New Westminster, British Columbia) with a Diploma in Administrative Management & General Business in 1996. From October 1996 until November 1998, Davinder worked for Corporatel West in British Columbia, Canada, as a telephone reservations agent for Tourism British Columbia.
His responsibilities included handling reservations and telephone queries for vacationers and travel wholesalers. In November 1998 Davinder moved to RBC (Royal Bank of Canada) Visa where he was a Customer Service Agent handling telephone queries from RBC Visa clients. From April 2001 to the present, he is an Investigations Agent for the Royal Bank of Canada (the chartered bank of RBC Visa). Davinder devotes approximately 20 hours per week to the business of our company.

Term of Office
--------------
Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board Of Directors
------------------------------------
We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.
However, our board of directors is considering establish various committees during the current fiscal year.

Executive Compensation
----------------------
Our officers and directors currently receive no compensation for their services; therefore, the summary compensation table has been omitted. They also do not receive any insurance, stock, pension or other benefits and are not party to any employment contracts or agreements.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                     OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of the most recent practicable date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors,
(iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                  Amount and
                Name and Address  Nature of    Percent of
                      of          Beneficial  Common Stock
Title of Class  Beneficial Owner  Ownership    Owned (2)
----------------------------------------------------------
Common Stock    Deljit Bains (1)   500,000      33 1/3%
                12577  61st Avenue  Direct
                Surrey, BC, Canada
                V3X 3L6

Common Stock    Davinder Bains (1) 500,000      33 1/3%
                6091 125A Street   Direct
                Surrey, BC, Canada
                V3X 3L6
--------------------------------
Total held by Officers/Directors
as a Group                       1,000,000       67%


(1)  Deljit Bains is the sister in law of Davinder Bains.

(2) The percentage of common stock held is based on a total of 1,500,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Both persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                    DESCRIPTION OF SECURITIES
General
-------
Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Dividend Policy
---------------
We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants
-----------------------
We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------
We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------
We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Provisions
-------------------------------
Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                FOR  SECURITIES ACT LIABILITIES

Our bylaws, and specifically Article VIII, provide that we may indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Reports to Security Holders
---------------------------
Upon the effective date of this registration statement, we will be subject to the reporting requirements of the Exchange Act and will be required to provide annual and quarterly reports to security holders. Shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC website (http://www.sec.gov) and performing a search of our electronic filings.

                       DESCRIPTION OF BUSINESS
General
-------
Pacific Northwest Productions Inc. ("PNP") is a development stage company that was incorporated in the State of Nevada on July 6, 2004. We maintain our statutory registered agent's office at 711
S. Carson Street, Suite 4, Carson City, Nevada 89701 and our business office is located at 7164 Scott Road, Surrey, British Columbia, Canada. Our telephone number is (604) 572 9863. Our production office is located at 12577 61st Avenue, Surrey, British Columbia, Canada, in the home of Deljit Bains, our president, and is used rent free.

We intend to develop a business converting VHS (analog) videotape information to DVD (digital) information. Our services will be outlined at our corporate website located at www.pacificnorthwestproductions.com and will be focused on the individual consumer that has created home movies or other important information on VHS (analog) videotape and now wishes to have this information converted to a DVD (digital) format.

 We do not consider ourselves a blank check company as that term is defined in Regulation C, Rule 419, and we do not intend to merge with or acquire another company now or in the foreseeable future.

 Principal Products, Services and Markets
----------------------------------------
Conversion Process - Step by Step Overview:

We intend to develop a business converting VHS (analog) videotape information to DVD (digital) information. The following provides a brief and simplified step by step overview of the process:

1. The consumer sends a VHS videotape to PNP. The shipping costs will be paid by the consumer.

2. The consumer's original VHS videotape is played and the VHS videotape information is captured onto a PNP computer, utilizing a video capture port. This process is performed by a VHS player and a PNP computer. There are no specific costs associated with this process, other than the man hours required to capture the video images onto the PNP computer, which will be done by our officers and director. We estimate the time involved will be the length of the video, e.g., one hour of video will require approximately 1 hour of conversion time.

3. The captured video information is then delineated automatically into scenes. These initial scenes are identified by the breaks (stopping/starting of the original video camera) in the VHS videotape. This process will be performed by a PNP computer. There will be no additional costs involved, as the lab or will be done automatically by the computer, which will be operated by one of our officers and directors. We estimate this process will take approximately 1 hour.

4.	Depending on the package that the consumer has ordered, any
      editing, placing of chapters ,etc. are processed at this point. This process is performed by a PNP computer with the addition of manual editing. In the Silver packages, the computer will automatically place chapters at 5 or 10 minute intervals (or as requested by the customer) and PNP will manually title the different chapters (as requested by the customer as they automatically appear in the Chapter Index at the beginning of the DVD. In the Gold packages, the consumer will indicate precisely where they require the Chapters and their titles (e.g., VHS tape footage at 128 minutes requires a chapter title of "Christmas 1998 at Home"). PNP will then manually identify footage 128 and place a chapter identifier with the required title to show up on the Chapter Index at the beginning of the DVD. There are no additional costs involved to perform this process, as it will be done by our officers and directors at no labor costs to us. The time involved will be relative to the number of chapters the customer would like to have in the Chapter Index on the final DVD.

5. The fully edited VHS videotape information is then stored in a digital format. It is reviewed to ensure that the editing process was accurate (e.g., depending on the package, the data is carefully reviewed to ensure the chapter identifiers and titles are in the correct position) and then the software system records or burns the digital information from PNP's computer to a blank DVD. This process is performed by a PNP computer, except for the checking of the chapter identifiers and titles, which is done manually. There are no additional costs, as this work will be performed by our officers an directors. The time associated with the burning of the DVD is approximately 8 minutes to 1 hour (i.e., 1 hour of video is burned onto a DVD in approximately 8 minutes). The time associated with checking accuracy of the chapter identifiers and titles will be relative to the number of chapter points chosen by the customer, but in any case, should take no longer than 10-15 minutes per tape.

6. The completed DVD is then reviewed for quality. This process is performed manually and is expected to take only a few minutes. We will play the DVD on a PNP computer and again review the chapter points to ensure that they are located correctly; verify that the chapter titles are correct; and ensure that the DVD is playing correctly. There will be no additional costs associated with this process, as the work will be performed by our officers an directors.

7.	Depending on the package that the customer has ordered, the
      appropriate labels and cases will then be prepared and the consumer's order will be shipped. The labels will be printed by computer and manually affixed to the jewel cases, which will then be packaged for shipment. There will be no additional costs of labor associated with this process, as it will be done by our officers and directors. The time associated with this process will be approximately 10-15 minutes per package.

Initially, we do not anticipate any capacity constraints with respect to our equipment, production process or associated labor requirements. As demand for our products and services increases and resources become available, we will purchase more equipment and add employees as required to meet demand. The equipment we utilize is readily available and we feel personnel can be trained quickly to use the PNP computers, as the conversion process is relatively simple and computer generated.

We intend to first introduce and demonstrate our products, services and technology to friends, acquaintances, family members and associates at no cost to us. Our initial target markets will be within the Vancouver and British Columbia region of Canada. Once we are fully operational, we will intend to use our website at www.pacificnorthwestproductions.com, as the main focus of our marketing efforts by placing it on several search engines. However, we have not yet contacted any of the search engine companies or entered into any agreements, as we are still designing our website. In addition, as funds become available, we intend to place advertisements in local and regional technology newspapers in an effort to gain customers who are familiar with the values of the VHS/DVD conversion process.

Conversion Packages:
-------------------
Following are the conversion packages we will be offering:

Bronze Package - US$35.00
------------------------
This is our most basic package and includes the following:

-	Up to 1 hour * of VHS videotape converted straight to DVD
-	Packaged in a jewel case
-	No menus or Chapter Title points

Bronze Premium Package - US$40.00
---------------------------------
Up to 2 hours* of VHS videotape converted straight to DVD:

-	Packaged in a jewel case
-	No menus or Chapter Title points

Silver Package - US$50.00
-------------------------
-     Up to 1 hour* of VHS videotape converted to DVD
- Up to 6 Chapters Titles on the "Chapter Index" menu page
-     Chapter Title points located at 5 or 10 minute intervals

Silver Premium Package - US$60.00
---------------------------------
-	Up to 2 hours* of VHS videotape converted to DVD
-	Up to 12 Chapter Titles on the "Chapter Index" menu
-     Chapter Title points located at 5 or 10 minute intervals

Gold Package -  US$99.00
------------------------
-	Up to 2 hours* of VHS videotape converted to DVD
-	Up to 18 Chapter Titles on the "Chapter Index" menu
-	Customized Still or Motion "Chapter Index" menu
-	Up to 54 Chapter Title points at predetermined locations by
      consumer
-	Chapter Title points descriptions are personalized by
      consumer
-	Background music for "Chapter Index" menu
-	Dolby Digital Audio
-	"Professional Style" DVD case with personalized front cover
-	DVD labeling printed directly onto the disc

Platinum Package - US$145.00
----------------------------
-	Receive a total of three (3) copies of the Gold Package
      DVD.
-	Receive each Gold Package DVD in their own "Professional
      Style" DVD case with personalized front cover, or receive all three (3) copies inside one triple "Professional Style" DVD case with personalized front cover.

Additional copies of any Bronze, Bronze Premium, Silver, Silver
Premium, Gold or Platinum DVD - US$25.00 for each DVD.

 A Chapter Index is located at the beginning of the DVD and lists the different Chapters contained in the DVD. A consumer can review the Chapter Index and then proceed directly to the Chapter they wish to view by identifying the Chapter with their DVD machine controls and then pushing enter. The DVD player will locate the requested Chapter and start playing the DVD at the requested Chapter location.

* PNP Bronze, Bronze Premium, Silver, Silver Premium and Gold packages are for conversion of VHS videotape from a single VHS cassette. If the consumer wishes to transfer VHS videotape information from several different VHS cassettes, PNP will quote a "custom" price for the service.

Software and Equipment
----------------------
Software System: There are several different software systems available for the conversion of VHS (analog) information to DVD (digital) information. We have purchased Pinnacle Studio Plus - Version 9 software to perform the VHS conversion to DVD and the different features associated with the different conversion packages described above in "Conversion Packages".

Computer System: We have purchased a desktop computer system to perform the VHS conversion to DVD packages described above. The system consists of the following components: an Intel P4 HT Mainboard with Intel P4 3.06 gigahertz HT Central Processing Unit; 512 megabyte PC400 memory; Creative Audigy 2 ZS Audio Adapter; Radeon 9600 XT AGP 128 megabyte - ATI technologies Video Card; 120 and 200 gigabyte SATA hard drives; Logitech Duo KB mouse; Plextor DVDR PX-708A DVD drive; 60 gigabyte external hard drive with USB2.0 Firewire; Logitech Z5300 5.1 560 Peak Speaker System; US Robotics Turbo Router and PCMIA card; 193P Dual Mode LCD monitor; Microsoft Windows XP Pro SP1. We are also currently shopping for a high-quality printer that can print directly to a DVD and expect to purchase one in early February at an estimated cost of approximately US$200.

VHS Player: Initially, we will be using a VHS system provided by Deljit Bains, our President, at no cost to us. At such time as it is determined that another VHS system is required to complete work, we will purchase another VHS system. VHS systems are readily available for purchase at relatively low costs. We estimate we will be able to purchase an additional VHS Player for approximately US$150 as and when it is needed.

Raw Materials
-------------
There are very few raw materials required for converting VHS
(analog) videotape to DVD (digital) information. The following represent what we have determined to be key raw materials: DVD, DVD Cases and DVD labels.

DVD - Blank Media - There are many different manufacturers of blank DVDs; including TDK, Memorex, Verbatim, Taiyo Yuden and many "generic" blank DVDs manufactured by a variety of companies and marketed under different names. Initially, we intend to use Taiyo Yuden blank DVDs because we feel that they offer the best quality currently available. While their costs are marginally higher than other manufacturers, PNP feels that the quality justifies the marginal increase in cost. PNP will continue to monitor other manufacturer's blank DVD offerings and commence using another brand when we feel that our consumer is receiving better value than is currently being provided by the Taiyo
Yuden DVDs. If PNP should experience any problems with supply of the Taiyo Yuden DVDs, we will be able to source other brands of blank DVDs that offer very good quality. Initially, PNP will be sourcing blank DVDs at several sources including small local suppliers, large multi-store firms like Future Shop and Best Buy, as well as online vendors like www.blankmedia.ca. Currently, Taiyo Yuden blank DVDs cost approximately US$1.50 per DVD. Other manufacturer's blank DVDs range in price between US$0.70 and US$1.25 per DVD.

DVD Cases - There are many manufacturers of DVD cases, and for the most part the cases are generic and not "branded". PNP will use a clear plastic jewel case for consumers choosing the bronze, bronze premium and the silver packages. PNP will use a black "Professional Style" DVD case for the consumers who choose the Gold and Platinum packages. The price for the clear jewel cases is approximately US$0.35 per case and the price for the "Professional Style" cases is approximately US$0.45 per case.

Shipping and Handling fees for all DVD packages
-----------------------------------------------
All shipping and handling will be additional charges to the consumer. It is anticipated that there will be a flat handling fee of US$10.00 per order. Shipping charges will vary with each order and will be predetermined and prepaid prior to shipping. PNP will use FEDEX shipping services and provide the consumer with a tracking number for their package.

Why convert from VHS videotape to DVD digital? We believe that there are many reasons consumers who have VHS videotapes with personal and/or important information will want to convert to a DVD format. Some of those reasons are described below:

-	Preservation - VHS videotape was the accepted standard and
most utilized medium for capturing precious and personal memories via a video camera. However, storing this important information on the VHS videotape has proven to not be the best manner in which to preserve, access and utilize the information. VHS machines use electronic heads to read the information and these heads wear on the tape during every viewing. This usage causes a degenerative process that diminishes the quality of the images. Factors such as temperature, humidity, and time all play a part in the slow deterioration of every VHS videotape even while it sits on the shelf. It is believed that a DVD will last in excess of 50 years with no deterioration of image quality. We believe transferring VHS videotape information to DVD is a smart way to preserve, protect and organize valuable data/images.

-	Convenience - Instead of fast forwarding or rewinding a VHS
machine (which places added strain on the VHS videotape) to desired scenes of information, a DVD allows the consumer to jump directly to a specific point, thus bypassing all other information. This convenience is facilitated through the use of "Chapter Index" menus and Chapter Title points.

-	Storage Convenience - A DVD is an ideal solution when solving storage concerns. A DVD is the same size as a CD and is most often packaged in a standard jewel case which provides for safe keeping, while providing a very easy way to label, identify and organize.

-	Visual Quality - One of the greatest benefits of DVD is the
digital quality of the visual presentation. Normal VHS videotape offers only 200-300 vertical lines of resolutions while a DVD allows 480 lines of vertical resolution in addition to 540 lines of horizontal resolution. The visual results provide for a much superior picture with more details and sharper images.

- Audio Quality - When a DVD disc is produced from the conversion of a VHS videotape, the audio portion is saved into the Dolby Digital AC3 audio format. Dolby Digital format allows for a high quality VHS videotape to be stored on the DVD.

DVD Information
---------------
DVD Definition - A DVD is a high-density optical disc designed for the storage and playback of large amounts of information. DVD originally stood for digital versatile disc or digital videodisc, but is now just known as DVD. A DVD looks very similar to a CD (the standard for audio/music listening): both are plastic discs that measure 120mm in diameter and 1.2mm thick and rely on lasers to read data. However, there is one very distinct difference - a CD can hold 650MB of information and a DVD can hold 4.7GB information (the equivalent of a two-hour digital movie). Since DVD is a digital technology there is little or no degeneration of their information unlike VHS videotape, which is based on analog technology.

DVD - Different Formats:
Currently, there are six recordable formats of DVD: DVD-R, DVD-RAM, DVD-RW, DVD+RW, and DVD+R. DVD-R and DVD+R can record data once, whereas DVD-RAM, DVD-RW, and DVD+RW can be rewritten many times. DVD-R was the first format to the market and was introduced in fall 1997; followed by DVD-RAM in 1998; followed by the global release of DVD-RW in 2001; followed by DVD+RW in 2001 and finally DVD+R in 2002.

DVD - Compatibility Issues:
Generally, none of the recordable formats are fully compatible with each other or with existing DVD players. A DVD+R/RW player (or computer drive) can't write DVD-R or DVD-RW, and vice versa. The latest DVD players being offered by manufacturers are addressing these compatibility issues and offering "Multi" functions in which the player can read DVD-R, DVD-RW, and DVD-RAM discs, and the recorder can record using all three formats. PNP believes in the near future that DVD players and drives will be able to read/record on all the formats: DVD-R, DVD-RW, DVD+R, DVD+RW, and DVD-RAM.

To magnify the existing compatibility challenges, not all DVD players and DVD drives can read recorded DVDs. The underlying technical challenge is that "recorded" DVDs have different reflectivity than "pressed" DVDs. To clarify, PNP will produce "recorded" DVDs and DVDs that consumers buy in the store with movies, games etc are "pressed".

In addition, there are compatibility issues between the different manufacturers of DVDs and there is a very wide spectrum of quality of these blank DVDs.

DVD-R appears to be the format leader in the industry thus far and it is estimated that DVD-R and DVD+R discs work in about 85% of existing players and drives. As the DVD industry continues to grow, it is likely that one format will emerge as the "industry" standard (just as VHS overcame Beta and other formats to become the video standard).

We have evaluated all the different formats and have chosen to use the DVD-R format for all the VHS videotape conversion to DVD digital. We believe that DVD-R will emerge as the industry standard format, in that it currently provides the consumer with the widest acceptability with DVD players and drives. We will attempt to ensure that our customers understand that that the DVDs they will receive from us will be recorded and saved in DVD-R format to make sure their current systems are compatible with our packages.

Competition
-----------
The competition for the conversion of VHS to DVD seems to be from many different organizations ranging from large duplicating companies to small companies offering limited conversion services. We have identified the following organizations as the top five competitors in our business: (A) The DVD Conversion Group located in Utah, USA; (B) DVD Infinity located in Sidney, Australia; (C) Rhino DVD located in Michigan, USA; (D) Light Sound located in New Jersey, USA; (E) Video Makers Direct located in Minneapolis, USA.

PNP recognizes that there are many more competitors in the VHS conversion to DVD marketplace than the identified organizations above. As there are no significant barriers to entry and as conversion technology becomes easier to utilize, virtually anyone can start up a conversion business and start converting immediately.

Many larger organizations have several different services including large scale duplicating offerings. PNP does not anticipate competing with these organizations, as we will not be offering duplicating services except for the DVDs that we produce, and we do not anticipate consumers requiring more than 6 copies of a produced DVD.

 We believe that the methods of competition in the conversion of VHS to DVD are based on the conversion packages and targeted advertising. We believe that we have features in our different conversion packages that will be attractive to customers; are reasonably priced; and will, perhaps, give us a competitive advantage. In addition, we intend to promptly complete orders in an effort to gain a reputation of being efficient. We hope to gain market share by initially introducing our services to family members, friends, acquaintances and business associates, who will refer our services to their friends, family members, etc., thereby gaining customers and a market share by word of mouth referrals.

Government and Other Regulations
--------------------------------
Regulation of the Internet: Currently, websites are not subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

-	user privacy
-	freedom of expression
-	pricing
-	content and quality of products and services
-	taxation
-	advertising
-	intellectual property rights
-	information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

We will abide by all copyright laws and will ensure that any copyrighted information that is provided on our website has received approval from the source of the copyright information. PNP will not provide any VHS videotape conversion to DVD digital of any copyrighted information without original documentation from the legal owner of the copyrighted source providing approval of the conversion and or duplication of the copyrighted information. In addition, PNP will reserve the right to refuse any such conversion work whereby PNP determines that the nature of the information contained on the VHS videotape is inappropriate.

 Marketing and Distribution
------------------------------
Initially, we intend to introduce and demonstrate our services and technology to friends, acquaintances, family members and associates at no cost to us.

Once we are fully operational, we will use our website at www.pacificnorthwestproductions.com, as the focus of our marketing. The website will provide a comprehensive description of the various packages that are available to the consumer. In addition, the website will provide a section devoted to providing the consumer with a more detailed base of technology knowledge and how it relates to the conversion of VHS videotape to DVD digital.

Initially, we plan on advertising in local and regional technology papers. These advertisements will be small, cost effective and directed to the technologically astute consumer who would be aware and hopefully interested in our services. In addition, we plan to advertise in local newspapers that have a circulation in more prosperous communities. We anticipate that readers of these papers would be interested in our services, but would lack the technical knowledge associated with the VHS videotape conversion to DVD digital. Until additional funds are available, all advertising will be small and very focused on attracting interested consumers to our website where they will be provided with more information and be given the chance to order the different packages.

In addition to the development of the website and the local/regional advertising, we intend to list the website in as many internet search engines as possible. This will enable us to reach consumers outside of the Greater Vancouver region and expose them to our services.

 Shipping and handling charges will be added to each order. We currently expect that there will be a flat handling fee of US$10.00 per order; however, shipping costs will vary with each order; will be determined based on weight; and prepaid prior to shipping. We intend to use an overnight service, such as Federal Express, to ensure safe handling and to be able to provide the customer with a tracking number for their package; however, we have not yet set up an account with any courier service and are still getting quotes and prices for shipping costs.

Initially, all packaging and shipping will be done by our officers and directors from the home of our President, which we are currently using on a rent-free basis.

Employees
---------
PNP has no full time employees and two part-time employees,
Deljit Bains and Davinder Bains, our officers and directors. None of the employees are compensated for their services and we do not have any employment agreements. Deljit devotes approximately 20 hours per week of her time to our operations and handles our day-to-day administration, marketing plans, building and updating the website and assisting Davinder with the technology conversion requirements. Davinder devotes approximately 20 hours a week to our operations and handles all the technology requirements,
including the all the details of converting VHS videotape to DVD
digital.   Neither Deljit or Davinder Bains, have any formal
scientific or technical training in VHS conversion process or the marketing and sales of such services; however, both have been practicing on the newly purchased computer and software and are familiarizing themselves with the process. They feel they will be able to successfully produce high quality finished products, as the software is relatively easy to use. Their lack of formal training and experience could, however, result in total failure of the our proposed business operations.

 We have engaged the services of Graphicsync, an unrelated third party located in Vancouver, B.C., for the development of our website. Graphicsync has been paid US$500 to develop the website, including concept, colors, information layout, functionality and technical coordination to ensure proper web-hosting. Graphicsync has not been hired on a retainer basis and we do not expect to retain them on a continuing basis, but only to develop our initial website. The engagement is verbal and there is no written contract with Graphicsync.

We have also engaged the services of Mosaic Networks, Inc., an unrelated third party located in Burnaby, B.C., to provide web-hosting for www.pacificnorthwestproductions.com for a 1 year period for US$150. There is no written agreement with Mosaic and the engagement may be cancelled by either party with a 30-day written notice. Neither PNP nor its officers or directors have used these consultants on a regular basis in the past and it is not anticipated that these consultants will be contracted in the future for services other than what they are currently providing.

We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.


    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operation/Milestones
----------------------------
We have not yet generated any revenues from our business operations since inception.

In an attempt to become fully operational and profitable, we will need to achieve the following milestones:

Phase I :  October 2004 - January 2005

-	 We have engaged a web developer to create and publish our
website at a cost of US$500.

-	We have engaged a web hosting firm to host our website at a cost of US$150 per year.

-	A corporate logo and associated marketing materials has been developed using the same images and font/text used on the website. This was done by our officers and directors at no cost to us.

-	A computer system and associated software technologies for the conversion of VHS videotape to DVD digital has been purchased. The total cost of US$6,200 is inclusive of hardware (computer, monitor, keyboard, mouse, DVD drives, portal hubs, speakers) and bundle software (Microsoft Windows XP Pro, Microsoft Office).

-	Deljit Bains and Davinder Bains have both shared the
responsibilities in completing the designated milestones outlined in Phase I. Total costs of Phase I were approximately US$6,850.

Phase II : January 2005 through April 2005

-	Launch of www.pacificnorthwestproductions.com website

-	Development of marketing materials inclusive of the corporate logo. Marketing materials will include business cards, letterhead, brochures and "stock" advertising layouts. In order to conserve capital, preliminary marketing materials will be completed internally by our officers and directors in January/February 2005. Cost is estimated to be US$100.

-	 We will purchase a printer that can print directly to a DVD in early February at an estimated cost is US$200.

-	Begin marketing campaign to family, friends and acquaintances by sending an email or mail a letter of introduction, inviting them to visit our website, preview our services and to consider trying the different packages. We intend to commence this marketing in late
February 2005 after we have become familiar with and tested our equipment and software. Estimated cost is US$75 for postage and paper product for the mailings.

-	Research and, if feasible, list website with many of the
popular online search engines; including Google and Yahoo. Estimated cost is US$150.

-	Purchase an initial level of raw materials in order to
facilitate the conversion of VHS videotape to DVD digital; including blank DVDs, jewel cases and DVD cases. Raw materials will be purchased in early December. Estimated cost is US$150.

-	Commence conversion of VHS videotape to DVD digital operations to begin operations. Commencement of conversion operations is anticipated to be February-March 2005.

Deljit Bains and Davinder Bains will share the responsibilities in completing the designated milestones outlined in Phase II. It is anticipated that both Deljit and Davinder will continue to share the responsibilities in achieving the yet completed and ongoing milestones outlined in Phase II. Total costs of Phase II are estimated at US$675.

Phase III : February 2005 through  October 2005

-	Commence a local and regional advertising plan that would
include small advertisements in technology publications and in local newspapers. It is anticipated that some of these advertisements will focus on a theme of "Preserving your family's precious moments". Estimated cost is US$1,000.

-	Expand PNP's online presence by placing several banner ads
on other websites with direct links to
www.Pacificnorthwestproductions.com, as well as linking to as many different websites via a icon or listing. In order to conserve capital, whenever possible PNP will attempt to establish co-operative arrangements with other websites whereby PNP will pay a commission to any referred business in lieu of up front placement fees for banners, icons or listings. Estimated cost is US$250.

-	Continue VHS videotape to DVD digital operations.

Deljit Bains and Davinder Bains will share the responsibilities in completing the designated milestones outlined in Phase III. It is anticipated that both Deljit and Davinder will continue to share the responsibilities in achieving the yet completed and ongoing milestones outlined in Phase III. Total costs of Phase III are estimated at US$1,250.

 Total Costs to implement Phase I - III are estimated at
US$8,775.

Results of Operations
---------------------
 At September 30, 2004 and as of the date of the filing of this amended registration statement, we have cash in the bank in the amount of $23,111. Our total expenditures over the next twelve months are anticipated to be approximately $18,325, the majority of which will be general, legal, accounting and auditing, and administrative expenses associated with this offering and as a result of our becoming a reporting issuer under the Exchange Act. Except for the computer system that we have purchased (See Plan of Operation)we do not have plans to purchase any other significant equipment or change the number of our employees during the next twelve months. After the twelve month period, we may need to obtain additional financing if we do not generate revenues sufficient to sustain our operations; however, there are currently no plans to do so.

Results Of Operations For the Period from inception to  September
30, 2004: We have not earned any revenue since inception. We do not anticipate earning revenues until such time as we begin marketing and selling our services. We are presently in the development stage of our business and we can provide no assurance that we will be successful in our business plans.

We incurred operating expenses in the amount of $7,954 for the period from inception to September 30, 2004 and the date of the filing of this registration statement, consisting mainly of legal and accounting and audit fees incurred in connection with the preparation and filing of this registration statement.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the purchase of computer equipment and software to implement our business operations and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a net loss of $7,954 for the period from inception to September 30, 2004 and the date of the filing of this registration statement, attributed entirely to operating expenses.

Liquidity and Capital Resources
-------------------------------
We had cash in the bank and working capital of $23,111 as of September 30, 2004 and as of the date of the filing of this registration statement. We estimate that the additional total costs of our Phase I through III programs to implement our business plans will cost approximately $8,775. Our total expenditures over the next twelve months are anticipated to be approximately $18,325. Our working capital is sufficient to pay for the costs of Phases I through III of the business development program, however, if we encounter unforeseen expenses or do not sufficiently generate revenues, we will need additional financing to continue our operations.

Going Concern
-------------
We have not yet attained profitable operations and are dependent upon completing our business development plans to generate revenues. For this reason, our auditors have stated in their report that they have substantial doubt we will be able to continue as a going concern.

                    DESCRIPTION OF PROPERTY

We do not currently own any property. We currently use shared office space at 7164 Scott Road, Surrey, B.C., Canada on a month-to-month verbal basis with Scottsdale Square Business Centre, an unrelated third party for a monthly rental fee of $25 U.S. The facilities include fax services, reception area and shared office and boardroom meeting facilities. Our production office is located at 12577 61st Avenue, Surrey, British Columbia, Canada, in the home of Deljit Bains, our president, and is used rent free.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-     Any of our directors or officers;
      any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
-     Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

We issued a total of 500,000 shares each of our restricted common stock to Deljit and Davinder Bains, our officers and directors, at a price of $0.005 per share for total consideration of $5,000 in July, 2004. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We also completed an offering of and additional 500,000 shares of our common stock at a price of $0.05 per share to a total of 25 unrelated third parties in July 2004. The total amount we received from the offering sale was $25,000. We completed the offering pursuant to Regulation S of the Securities Exchange Act.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock
---------------------------------
There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. We will be considered a penny stock and therefore subject to hese adopted rules. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
(c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as it will be subject to these penny stock rules, resulting in our stockholders having difficulty selling their securities.

Holders of Our Common Stock
---------------------------
As of the date of this Prospectus, we had 27 registered shareholders. None of the shares of our common stock are presently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The shares currently held by our officers and directors (1,000,000 shares) will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act in July 2005. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common
      stock then outstanding; or

2.	The average weekly trading volume of the company's common
      stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants
-------------------
To date, we have not granted any stock options, nor do we intend to do so in the immediate future.

Registration Rights
-------------------
We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the over-the-counter bulletin board. The filing of this registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of this registration statement. We must be a reporting company under the 1934 Act in order for our common stock to be eligible for trading on the over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the over-the-counter bulletin board. We believe that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.

Dividends
---------
There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in
the usual course of business; or

2.	Our total assets would be less than the sum of our total
liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.


                     EXECUTIVE COMPENSATION

 Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations. The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

---------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------
                          Annual Compensation         Long-Term Comp.
                                                     Awards    Payouts
Name and                      Wages/  Other  Annual
Position(s)            Year   Salary  Bonus  Comp.
----------------------------------------------------------------------
Deljit Bains           2004    $  0    None   None     None      None
President, CEO,
Treasuer and Director
                                       18

Davinder Bains         2004    $  0    None   None     None      None
CFO, Principal
Accounting Officer
and Director
----------------------------------------------------------------------

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements between us and our auditors since inception.

                WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

                     FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements. Following are our financial statements as at July 31, 2004 and September 30, 2004 (unaudited) and for the period from July 6, 2004 (inception) to July 31, 2004 (audited), the two month period ended September 30, 2004 (unaudited) and for the period from July 6, 2004 (inception) to September 30, 2004 (unaudited), prepared by Management and audited, where applicable by Dale Matheson Carr-Hilton LaBonte chartered accountants. Their audit report is included in reliance upon their authority as experts in accounting and auditing.

                     PACIFIC NORTHWEST PRODUCTIONS INC.
                              FINANCIAL STATEMENTS

                              JULY 31, 2004 AND
                         SEPTEMBER 30, 2004 (unaudited)











REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS













1

DALE MATHESON             Partnership of: Robert J. Burkart, Inc.
CARR-HILTON LABONTE                       James F. Carr-Hilton, Ltd.
---------------------                     Alvin F. Dale, ltd.
Chartered Accountants                     Peter J. Donaldson, Inc.
                                          R.J. LaBonte, Ltd.
                                          Robert J. Matheson, Inc.
                                          Fraser G. Ross, Ltd.
-------------------------------------------------------------------
 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Pacific Northwest
Productions Inc.

We have audited the balance sheet of Pacific Northwest Productions Inc. (a development stage enterprise) as at July 31, 2004 and the statements of operations, changes in stockholders' equity and cash flows for the period from July 6, 2004 (inception) to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2004 and the results of its operations and cash flows and the changes in stockholders' equity for the period from July 6, 2004 (inception) to July 31, 2004 in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on raising additional capital to fund future operations and generating net profits from its planned business operations raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, B.C.
August 5, 2004
Member of MMGI International, A Worldwide Network of Independent
Accountants and Business Advisors

Vancouver      Suite 1700-West Pender St.,
Offices:       Vancouver, B.C., Canada V6E 4G1
               Tel: 604-687-4747 - Fax: 604-687-4216
               Suite 1610-938 Howe St., Vancouver, B.C., Canada V6ZIN9
               Tel: 604-682-2778 - Fax: 604-689-2778
Surrey Office: Suite 303-7337-137th St., Surrey, B.C., Canada V3W 1A4
               Tel: 604-572-4586 - Fax: 604-572-4587


                    Pacific Northwest Productions Inc
                     (A Development Stage Enterprise)
                            Balance Sheets

                               A S S E T S
                               -----------
                                            September 30    July 31
2004	2004
                                            ------------   ---------
Current Assets
--------------
   Cash                                      $ 23,111      $ 30,000
                                             --------      --------
Total  Assets                                $ 23,111      $ 30,000
                                             ========      ========

                          L I A B I L I T I E S
                          ---------------------
Current Liabilities
-------------------
 Accounts Payable                            $  1,065     $  5,777
                                             --------     --------
Total Current Liabilities                    $  1,065     $  5,777
                                             --------     --------

                S T O C K H O L D E R S '    E Q U I T Y
                ----------------------------------------
Common Stock
 100,000,000 authorized shares,
 par value $.001
 1,500,000 shares issued and outstanding     $  1,500     $  1,500
Additional Paid-in-Capital                     28,500       28,500
Deficit accumulated during development stage   (7,954)      (5,777)
                                             --------     --------
Total Stockholders' Equity                   $ 22,046     $ 24,223
                                             --------     --------
Total Liabilities and Stockholders' Equity   $ 23,111     $ 30,000
                                             ========     ========


Going Concern Contingency (Note 1)

The accompanying notes are an integral part of the financial statements.





                                 2





                                39



                Pacific Northwest Productions Inc
                (A Development Stage Enterprise)
                   Statement of Operations

                           Two Months                    July 6, 2004
                              Ended        July 6, 2004  (Inception)to
                          September 30    (Inception)to   September 30
                              2004        July 31, 2004      2004
                           (unaudited        (audited)    (unaudited)
                          ------------    -------------   ------------
Revenues:
--------
Revenues                  $       -         $       -      $       -

Expenses:
--------
Operating Expenses            2,177             5,777          7,954
                          ---------         ---------      ---------
Net loss from Operations     (2,177)           (5,777)        (7,954)


Provision for Income Taxes:
--------------------------
Income Tax recovery
(expense)                        -                  -              -
                          --------          ---------      ---------
Net Income (Loss) for
the period                $ (2,177)        $   (5,777)     $ (7,954)
                          ========         ==========      ========

Basic and Diluted
Earnings Per
Common Share              $  (0.00)        $   (0.00)
                          --------         ---------

Weighted Average number
of Common Shares used
in per share
calculations             1,500,000         1,500,000
                         =========         =========







The accompanying notes are an integral part of the financial statements.



                                     3

                                    40






                   Pacific Northwest Productions Inc.
                    (A Development Stage Enterprise)
                   Statement of  Stockholders' Equity
   For the period from July 6, 2004 (inception) to September 30, 2004
   ------------------------------------------------------------------
                                              Deficit
                                             Accumulated
                                 Additional  During the
                     $0.001      Paid-In    Development  Stockholders'
             Shares  Par Value   Capital      Stage         Equity
         -------------------------------------------------------------
Balance
July 6, 2004  -      $   -      $     -     $     -        $    -


Stock Issued
for cash at
$0.005 per
share       1,000,000    1,000       4,000           -          5,000


Stock Issued
for cash at
$0.05 per
share         500,000     500       24,500           -         25,000

Net loss for
the period
from July 6,
2004 (inception)
to
July 31, 2004      -        -            -       (5,777)       (5,777)
            ---------------------------------------------------------
Balance
July 31,
2004        1,500,000  $1,500      $28,500     $ (5,777)     $ 24,223

Net loss for
the two month
period ended
September 30,
2004 (unaudited)   -        -            -       (2,177)      (2,177)
            ---------------------------------------------------------
Balance
September
30, 2004    1,500,000  $1,500     $28,500      $ (7,954)     $22,046
            =========================================================

     The accompanying notes are an integral part of the financial statements.


                                   4

                                   41






                   Pacific Northwest Productions Inc.
                    (A Development Stage Enterprise)
                        Statement of Cash Flows

                           Two Months                    July 6, 2004
                              Ended        July 6, 2004  (Inception)to
                          September 30    (Inception)to   September 30
                              2004        July 31, 2004      2004
                           (unaudited        (audited)    (unaudited)
                          ------------    -------------   ------------
Cash Flows from
Operating Activities:
---------------------

Net Income (Loss) for
the Period                   $ (2,177)      $  (5,777)     $  (7,954)

Accounts Payable               (4,712)          5,777          1,065
                             --------       ---------      ---------
Net Cash Used in
Operating Activities           (6,889)              -         (6,889)
                             --------       ---------      ---------

Cash Flows from
Financing Activities:
---------------------
Common Stock issued
for Cash                            -         30,000          30,000
                             --------       --------       ---------
Net Cash Provided from
Financing Activities                -         30,000          30,000
                             --------       --------       ---------

Net Increase (Decrease)
in Cash                      $ (6,889)        30,000          23,111
                             --------       --------       ---------

Cash Balance, Begin Period     30,000              -               -
                             --------       --------       ---------
Cash Balance, End Period     $ 23,111       $ 30,000       $  23,111
                             ========       ========       =========

Supplemental Disclosures:
 Cash Paid for Interest      $      -       $      -       $       -
                             ========       ========       =========
Cash Paid for income taxes   $      -       $      -       $       -
                             ========       ========       =========


The accompanying notes are an integral part of the financial statements.

                                   5

                 Pacific Northwest Productions Inc.
                   Notes to Financial Statements
      July 31, 2004 (audited) and September 30, 2004 (unaudited)

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------
Organization
------------
Pacific Northwest Productions Inc. was incorporated under the laws of the State of Nevada on July 6, 2004 for the purpose of converting VHS (analog) videotape information to DVD (digital) information.

The company has a total of 100,000,000 authorized shares with a par value of $.001 per share and as of July 31, 2004, September 30, 2004 and as of the date of the filing of this registration statement, there are 1,500,000 shares issued and outstanding.

The Company has been in the initial organization stage since inception and has no current operating revenues. The Company's ability to continue as a going concern is dependent on raising additional capital to fund future operations, generating net profits from its planned business operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.

The Company anticipates funding its operations for the next 12 months through cash on hand, advances from directors or through additional equity financing as is required.

Organization
------------
The Company was incorporated on July 6, 2004 in the State of Nevada. The Company's fiscal year end is December 31.

Basis of presentation
---------------------
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Development Stage Enterprise
----------------------------
The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts to securing and establishing a new business. Its planned principal operations have not commenced and accordingly, no revenue has been derived during the organizational period.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                Pacific Northwest Productions Inc.
                   Notes to Financial Statements
      July 31, 2004 (audited) and September 30, 2004 (unaudited

Cash and Cash Equivalents
-------------------------
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments
-----------------------------------
In accordance with the requirements of SFAS No. 107, management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

Federal Income Tax
------------------
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Earnings per Common Share
-------------------------
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Stock-Based Compensation
------------------------
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

                Pacific Northwest Productions Inc.
                   Notes to Financial Statements
      July 31, 2004 (audited) and September 30, 2004 (unaudited


Comprehensive Income
--------------------
Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and presentation of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Note 2  -  Common Stock
-----------------------
The Company's capitalization is 100,000,000 common shares with a par value of $0.001 per share.

A total of 1,000,000 shares of the Company's common stock were issued to the founding officers and directors of the Company pursuant to stock subscription agreements at $0.005 per share for total proceeds of $5,000.

A total of 500,000 shares of the Company's common stock were issued pursuant to stock subscription agreements at $0.05 per share for total proceeds of $25,000.

Note 3  -  Related Parties
--------------------------
The Company currently has no significant related party transactions.

Note 4  -  Income Taxes
-----------------------
The Company has net operating loss carry-forwards of approximately $8,000 which may be available to offset future taxable income. Due to the uncertainty of realization of these loss carry-forwards, a full valuation allowance has been provided for this deferred tax asset financial statement purposes and tax purposes.

                              PART II
           Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers
--------------------------------------------------
Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct. Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(a)      such indemnification is expressly required to be made by law;
(b)      the proceeding was authorized by our Board of Directors;
(c) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(d) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution
----------------------------------------------------
The estimated costs of this offering are as follows:

    Expenses (1)                      US($)
---------------------------------- -----------
Securities and Exchange Commission
registration fee                   $      6.33
Stock Transfer Agent Fees          $  1,000.00
Accounting  and audit
   fees and expenses               $  2,500.00
Legal fees and expenses            $  8,000.00
Printing                           $    250.00
Miscellaneous                      $    500.00
                                   -----------
Total                              $ 12,256.33
                                   ===========

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities
------------------------------------------------
We issued 500,000 shares of common stock on July 16, 2004 to Deljit Bains and 500,000 shares to Davinder Bains, our officers and directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.005 per share, for total proceeds of $5,000. The 500,000 shares of common stock are restricted shares as defined in the Securities Act.

We also completed an offering of 500,000 shares of our common stock at a price of $0.05 per share to a total of twenty-five (25) purchasers on July 28, 2004. The total amount we received from this offering was $25,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. Following is a list of the purchasers, the date of purchase, amount of shares purchased and total price paid:
       <CAPTION

Name                                 Total Number
of Selling                Date of      of Shares    Total Purchase
Stockholder               Purchase     Purchased     Price Paid
-------------------------------------------------------------------
Deljit Bains (1)           July 2004     500,000      $   2,500
Davinder Bains (1)         July 2004     500,000      $   2,500
Raminder Badyal            July 2004       6,000      $     300
Shawn Sandhu               July 2004      10,000      $     500
Sukhbir Mann               July 2004      10,000      $     500
Taj Badyal                 July 2004      14,000      $     700
Nav Badyal                 July 2004      14,000      $     700
Simrit Ollek               July 2004       6,000      $     300
Jagtar Basi                July 2004      12,000      $     600
Suneet Atwal               July 2004      10,000      $     500
Desho Atwal                July 2004      10,000      $     500
Rashpail Basi              July 2004       8,000      $     400
Chris Bardon               July 2004      34,000      $   1,700
Anthony Borthwick          July 2004      14,000      $     700
Derek Clease               July 2004      30,000      $   1,500
Michael Flanigan           July 2004      38,000      $   1,900
Alyson Ford                July 2004      30,000      $   1,500
Norm Funk                  July 2004      14,000      $     700
Neil Gaba                  July 2004      10,000      $     500
Richard Hayes              July 2004      20,000      $   1,000
Linda Hickey               July 2004      40,000      $   2,000
Alberto Leone              July 2004      40,000      $   2,000
Scott Lindsay              July 2004      16,000      $     800
Kristina Reid              July 2004      26,000      $   1,300
John Van                   July 2004      24,000      $   1,200
Lisa Carver                July 2004      42,000      $   2,100
Brian Fearncombe           July 2004      22,000      $   1,100

Item 27. Exhibits
-----------------
 The following exhibits marked with an asterisk and required to be filed herein can be found in their entirety in our original Form SB-2 registration statement, filed on October 27, 2004, under SEC File
Number 333-119985:

Exhibit Number    Description
------------------------------
*  3.1            Articles of Incorporation
*  3.2            By-Laws
*  5	          Legal Opinion and Consent
  23.1	          Consent of Auditors
* 23.2	          Consent of Legal Counsel (See exhibit 5)

Item 28. Undertakings
---------------------
The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia.

                           PACIFIC NORTHWEST PRODUCTIONS INC.

Dated: January 31, 2005    By: /s/ Deljit Bains
                           --------------------------------------
                           Deljit Bains, President, Treasurer,
                           Principal Executive Officer and
                           Director

Dated: January 31, 2005    By: /s/ Davinder Bains
                           --------------------------------------
                           Davinder Bains, Secretary, Chief
                           Financial Officer, Principal
                           Accounting Officer  and Director